SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934


Filed by the Registrant                         /  /

Filed by a Party other than the Registrant      /X/

Check the appropriate box:

/  /  Preliminary Proxy Statement

/  /  Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))

/  /  Definitive Proxy Statement

/X /  Definitive Additional Materials

/  /  Soliciting Material under Rule 14a-12
                                -----------


                              Dave & Buster's, Inc.
                              ---------------------
                (Name of Registrant as Specified In Its Charter)

                       Dolphin Limited Partnership I, L.P.
                       -----------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies: Common
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(2)  Aggregate number of securities to which transaction applies:

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

June 6, 2003



                              DAVE & BUSTER'S, INC.


                               2003 ANNUAL MEETING



                           SUPPLEMENT TO INSTITUTIONAL
                            SHAREHOLDER PRESENTATION


We wish to reinforce the statement from the front cover of our Institutional Shareholder Presentation, dated as of June 4, 2003, reminding Institutional Shareholders that that presentation was an abbreviated document and that Dolphin's definitive proxy statement should be consulted for a full presentation of the issues described therein. We also emphasize that phrases such as "breach of fiduciary duty," "breached trust," "conflicted," "self-interested," the qualification of the Company's sale process as "failed" and "frustrated accountability" are statements of opinion. Supporting arguments for these and similar phrases can be located in Dolphin's definitive proxy statement. We encourage shareholders to review that document and draw their own conclusions. Certain statements contained in the Institutional Shareholder Presentation such as "breach of fiduciary duty," may only be conclusively determined by a court of law. To date, to Dolphin's knowledge no such determination has been made.



                       Dolphin Limited Partnership I, L.P.


    DOLPHIN'S DEFINITIVE PROXY STATEMENT CONTAINS A MORE FULL PRESENTATION OF
               THE MATTERS CONTAINED IN THIS ABBREVIATED DOCUMENT.